                                 (EXHIBIT 11)

                        CONCORDE CAREER COLLEGES, INC.
                       COMPUTATION OF PER SHARE EARNINGS


                                                                           Basic EPS                 Diluted EPS
                                                                           Six Months                 Six Months
                                                                         Ended June 30,             Ended June 30,
                                                                   --------------------------  ------------------------
                                                                      2001            2000        2001          2000
                                                                   ----------      ----------  -----------   ----------
Weighted average shares outstanding..............................   7,761,000      7,942,000     7,761,000    7,942,000
Options..........................................................                                  320,000
Debt/nondetachable warrants......................................                                2,574,000
                                                                   ----------     ----------   -----------   ----------
Adjusted weighted average shares.................................   7,761,000      7,942,000    10,655,000    7,942,000
                                                                   ----------     ----------   -----------   ----------
Income (loss) before cumulative effect of change in accounting
principle........................................................  $  473,000     $ (292,000)  $   473,000   $ (292,000)
Interest on convertible debt, net of tax.........................                                   53,000
Class B preferred stock accretion................................    (118,000)       (91,000)     (118,000)     (91,000)
                                                                   ----------     ----------   -----------   ----------
Income (loss) available to common shareholders before
cumulative effect of change in accounting principle..............     355,000       (383,000)      408,000     (383,000)
Cumulative effect of change in accounting principle, net of tax..                    (86,000)                   (86,000)
                                                                   ----------     ----------   -----------   ----------
Income (loss) available to common shareholders...................  $  355,000     $ (469,000)  $   408,000   $ (469,000)
                                                                   ==========     ==========   ===========   ==========
Income (loss) per share before cumulative effect of change in
accounting principle.............................................  $      .05     $     (.05)  $       .04   $     (.05)
Cumulative effect of change in accounting principle, net of tax..                       (.01)                      (.01)
                                                                   ----------     ----------   -----------   ----------
Net Income (loss) per share......................................  $      .05     $     (.06)  $       .04   $     (.06)
                                                                   ==========     ==========   ===========   ==========


                                                                           Basic EPS                 Diluted EPS
                                                                         Three Months                Three Months
                                                                        Ended June 30,              Ended June 30,
                                                                     -----------------------    -----------------------
                                                                        2001         2000          2001         2000
                                                                     ----------   ----------    ----------   ----------
Weighted average shares outstanding..............................     7,744,000    7,951,000     7,744,000    7,951,000
Options..........................................................                                  353,000
Debt/nondetachable warrants......................................                                2,574,000
Convertible preferred stock......................................                                1,103,000
                                                                     ----------   ----------   -----------   ----------
Adjusted weighted average shares.................................     7,744,000    7,951,000    11,774,000    7,951,000
                                                                     ----------   ----------   -----------   ----------
Income (loss)....................................................    $  609,000   $ (180,000)  $   609,000   $ (180,000)
Interest on convertible debt, net of tax.........................                                   26,000
Class B preferred stock accretion................................       (54,000)     (46,000)                   (46,000)
                                                                     ----------   ----------   -----------   ----------
Income (loss) available to common shareholders...................       555,000     (226,000)      635,000     (226,000)
                                                                     ==========   ==========   ===========   ==========
Net income (loss) per share......................................    $      .07   $     (.03)  $       .05   $     (.03)
                                                                     ==========   ==========   ===========   ==========